Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM F-1

(Form Type)

AUNA S.A.

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.01 per share	457(a)	34,500,000	15.00	517,500,000(2)	$147.60 per $1,000,000	$76,383

Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.01 per share	457(o)	—	—	$100,000,000(3)	$147.60 per $1,000,000	$14,760

			Total Offering Amounts				$517,500,000

			Total Fees Previously Paid				$14,760

			Total Fee Offsets				$12,980

			Net Fee Due				$48,643

(1) Includes offering price of additional shares that the underwriters have the option to purchase.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type(4)	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Auna S.A. (f/k/a Auna S.A.A.)	F-1	333-249161	09/30/2020	—	$12,980	Equity	Class A shares, par value per share S/1.00	—	$100,000,000	—
Fees Offset Sources	Auna S.A. (f/k/a Auna S.A.A.).	F-1	333-249161	—	09/30/2020	—	—	—	—	—	$12,980

(4) On September 30, 2020, Auna S.A.A. initially filed a Registration Statement on Form F-1 (File No. 333-249161) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective and there were no sales of securities under the Prior Registration Statement. The Prior Registration Statement was withdrawn by filing a Request for Withdrawal with the SEC on March 14, 2022, which was deemed granted by the SEC as of such date, and pursuant to which any fees associated with the Prior Registration Statement remained available for use. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the $12,980 registration fee paid in connection with the Prior Registration Statement shall be applied to off-set any registration fees due for this registration statement.